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                                                                 Exhibit 3.59(a)

                                                                APPROVED
                            ARTICLES OF INCORPORATION              AND
                            -------------------------             FILED

                                       OF
                                       --
                                                         IND. SECRETARY OF STATE
                              KINDILL MINING, INC.
                              --------------------


          The undersigned incorporator of KINDILL MINING, INC., desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter sometimes referred to as the "Act"), hereby executes the following Articles of
Incorporation:


                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

          The name of the Corporation is Kindill Mining, Inc.


                                   ARTICLE II
                                   ----------

                                    Purposes
                                    --------

          The purposes for which the Corporation is formed are:

          1. To engage in every lawful business of whatsover nature including, but not limited to, buying, selling, managing and otherwise dealing in property of all kinds, both real and personal, tangible and intangible, and the manufacturing, processing, mining and otherwise extracting properties of all kinds; excepting, however, any business denied to a corporation by the Indiana Business Corporation Law.

          2. To do any and all things permitted by the Indiana Business Corporation Law and any and all acts amendatory and supplemental thereto.

The above powers granted to this Corporation are in furtherance and not in limitation of any rights, powers or privileges conferred upon this Corporation now or hereafter by law.


                                   ARTICLE III
                                   -----------

                               Period of Existence
                               -------------------

          The period during which the Corporation shall continue is perpetual.
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                                   ARTICLE IV
                                   ----------

                           Registered Office and Agent
                           ---------------------------

          The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that office is Randall
K. Craig, Reed Building, Suite 5, 2709 Washington Avenue, Evansville, Indiana, 47714.


                                    ARTICLE V
                                    ---------

                                Number of Shares
                                ----------------

          1. The total number of shares which the Corporation is authorized to issue is 10,000, which shares shall consist of one class of shares having unlimited voting rights and which shall be entitled to receive the net assets of the Corporation upon dissolution.

                                 Terms of Shares
                                 ---------------

          2. The following provisions shall be applicable in regard to the issuance of shares:

             (a) Shares of the stock of the Corporation may be issued by the Corporation for such an amount of consideration as may be fixed from time to time by the consent in writing of, or by the vote of, the holders of a majority of the number of shares of each class of shares then outstanding and entitled by the Articles of Incorporation to vote with respect thereto.

             (b) The holders from time to time of the shares of the capital stock of the Corporation shall have the pre-emptive right to purchase for such consideration as may be fixed by the consent in writing of, or by the vote, of the holders of a majority of shares of each class of shares then outstanding and entitled by the Articles of Incorporation to vote with respect thereto, and upon such other terms and conditions as shall be fixed by the Board of Directors, such of the shares of the capital stock of the Corporation of any class as may be issued or sold by the Corporation from time to time, which pre-emptive rights shall be in the respective ratio which the number of shares held by each shareholder at the time of such issue or sale bears to the total number of full shares outstanding in the name of all shareholders at such time. Such pre-emptive rights may be exercised by each shareholder as to all or any part of the shares subject to that shareholder's pre-emptive right. The pre-emptive right shall not require the issuance or sale of any

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             fractional shares and the pre-emptive right shall be limited to the total number of full shares called for by the application of the above-mentioned ratio. Any shares remaining in an issue or sale shall then be offered to those shareholders desiring to purchase additional shares and each shareholder may purchase as many of such remaining shares as such shareholder desires, provided that so long as there is more than one shareholder who desires to purchase any of such remaining shares, each of such shareholders shall have the opportunity to participate equally in the purchase of such remaining shares. If there are any shares then remaining in an issue or sale, such shares may be issued or sold as determined by the Board of Directors. The pre-emptive rights set forth herein shall apply to all shares, whether such shares constitute a part of the shares of the capital stock of the Corporation of any class presently or subsequently authorized, and to all shares of capital stock of the Corporation of any class purchased or acquired by the Corporation.

             (c) In elections for the Board of Directors, each shareholder shall have a number of votes equal to the number of directors to be elected multiplied by the number of shares he, she or it holds, and each shareholder may accumulate his, her or its votes and give one candidate all of them, or the shareholder may distribute them among as many candidates as such shareholder sees fit. The candidates that receive the highest number of votes, up to the number of directors to be elected, shall thereupon be elected.


                                   ARTICLE VI
                                   ----------

                                    Directors
                                    ---------

          The initial Board of Directors is composed of one (1) member. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be one (1). When the By-Laws of the Corporation shall provide that the Board of Directors shall consist of nine (9) or more members, the By-Laws of the Corporation may provide that the directors shall be divided into two (2) or three (3) groups, with each group containing one-half (1/2) or one-third (1/3) of the total, as near as may be, whose terms of office shall expire at different times; provided, however, no term of any class of directors shall continue longer than three (3) years; and provided further, however, that the staggered terms of directors shall in all respects comply with the requirements of the Act.

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                                   ARTICLE VII
                                   -----------

                                  Incorporator
                                  ------------

          The name and post office address of the incorporator of the Corporation is Randall K. Craig, Reed Building, Suite 5, 2709 Washington Avenue, Evansville, Indiana, 47714.

                                  ARTICLE VIII
                                  ------------

                      Provisions For Regulation of Business
                      -------------------------------------
                      and Conduct of Affairs of Corporation
                      -------------------------------------

          Subject to the requirements of the Act and all amendments and supplements thereto, all matters relating to the regulation of business and the conduct of the affairs of the Corporation shall be as set forth in the By-Laws of the Corporation.

          Randall K. Craig hereby verify subject to penalties of perjury that the facts contained herein are true.



                                             /s/ Randall K. Craig
                                             ----------------------------------
                                             Randall K. Craig




THIS INSTRUMENT PREPARED BY:

Randall K. Craig
Attorney at Law
Reed Building, Suite 5
2709 Washington Avenue
Evansville, IN  47714
Telephone:  (812) 477-3337
Facsimile:  (812) 477-3658

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